Exhibit 99.1 - The Bancshares, Inc. Form of Proxy

THE BANCSHARES, INC.
REVOCABLE PROXY

2006 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steve A. Hauer and Eric L. Graham, or either of them, to act as attorneys and proxies for the undersigned to vote all shares of common stock of The Bancshares, Inc. ("TBI") that the undersigned is entitled to vote at TBI's 2006 Annual Meeting of Shareholders, to be held on ___________, 2006, at ____ __.m., local time, at ________________________________________________, and any and all adjournments and postponements thereof.

The undersigned acknowledges receipt from TBI, prior to the execution of this proxy, of Notice of the 2006 Annual Meeting of Shareholders and a Prospectus and Proxy Statement.

(Continued and to be signed on reverse side)

THE BANCSHARES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1. The election of the following Nominees as Directors of TBI as set forth in the Proxy Statement-Prospectus: 1) Steve A. Hauer, 2) Philip L. Stewart, 3) Philip T. Lowry, 4) Paula J. Murray, 5) Raymond L. Rigel, 6) Eric L. Graham.

( ) FOR ALL NOMINEES
( ) WITHHOLD ALL NOMINEES
( ) FOR ALL NOMINEES EXCEPT THOSE LISTED________________________________________________
_____________________________________________________________________________________________

2. Approval of the Plan of Merger included as part of the Agreement and Plan of Merger, dated as of February 15, 2006, as amended by Amendment No. 1 dated as of February 20, 2006 (as amended, the "Merger Agreement"), among Community Bank Shares of Indiana, Inc., The Bancshares, Inc. and CBIN Subsidiary, Inc.

( ) FOR

( ) AGAINST

( ) ABSTAIN

3. The transaction of such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” approval of the Plan of Merger.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES REFERRED TO IN ITEM 1 AND FOR APPROVAL OF THE PLAN OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated:

Print Name:
Signature:

Print Name:
Signature:

Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

YOUR VOTE IS VERY IMPORTANT!

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.